                            HORIZON BANCORP, INC.

                                  EXHIBIT 11

               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                March 31, 1995     March 31, 1994
                                --------------     --------------
PRIMARY:

Average shares outstanding           2,835,670          2,835,670
Net effect of options                       85                  0
                                    ----------         ----------
  Total                              2,835,755          2,835,670
                                    ==========         ==========

Net Income                          $2,081,000         $1,538,000
                                    ==========         ==========

Earnings Per Share                       $0.73              $0.54
                                         =====              =====


FULLY DILUTED:

Average shares outstanding           2,835,670          2,835,670
Net effect of options                       85                  0
                                    ----------         ----------
  Total                              2,835,755          2,835,670
                                    ==========         ==========

Net Income                          $2,081,000         $1,538,000
                                    ==========         ==========

Earnings Per Share                       $0.73              $0.54
                                         =====              =====